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                                                                   EX-99.906CERT


                                     certification

     Gerald Sparrow, President and Treasurer of the Sparrow Funds (the "Registrant"), certifies to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                              Treasurer
Sparrow Funds                          Sparrow Funds


/s/ Gerald Sparrow                     /s/ Gerald Sparrow
Gerald Sparrow                         Gerald Sparrow
Date: 11/3/03                          Date: 11/3/03
     -----------------                      ----------------


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Sparrow Funds and will be retained by Sparrow Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

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